Exhibit 10.2

DEED IN LIEU OF
FORECLOSURE AGREEMENT
(Lenexa, Kansas)

      THIS DEED IN LIEU OF FORECLOSURE AGREEMENT (this "Agreement") is made as of July 31, 2003 between FANNIE MAE, a corporation organized and existing under the laws of the United States of America (the "Lender"), ALS KANSAS, INC., a Delaware corporation (the "Borrower"), and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the “Key Principal”).

RECITALS:

This Agreement is based upon the following recitals:

      A.        On July 16, 1999, Amresco Capital, L.P., a Delaware limited partnership (the “Original Lender”), made a loan to Borrower (the “Loan”).

      B.        The Loan is evidenced by the documents described on the Schedule of Loan Documents attached hereto and incorporated herein, which schedule also defines certain terms hereinafter appearing in this Agreement.

      C.        The Loan is secured by the Mortgage which encumbers certain real and personal property more particularly described therein (the “Property”).

      D.        Lender is the holder of the Note and Loan pursuant to the Loan Assignment Documents.

      E.        Pursuant to its original terms, the Note was to mature and all principal and interest and other amounts owing pursuant to the Loan Documents (as hereinafter defined) were to become fully due and payable on August 1, 2009 (the “Maturity Date”).

      F.        The principal balance of the Note, all accrued but unpaid interest through the Maturity Date, all interest accrued and continuing to accrue after the Maturity Date and all other amounts owing pursuant to the Loan Documents, including applicable attorneys' fees and costs, are collectively referred to herein as the “Indebtedness.”

      G.        Borrower has failed to pay principal, interest and certain other amounts due in respect of the Indebtedness (the “Payment Default”).

      H.        Lender has declared the entire balance of the Loan to be immediately due and payable, and is entitled to immediately commence any and all of its remedies for Borrower's defaults.

I.        Key Principal is the subject of a Chapter 11 proceeding in the United States Bankruptcy Court for the District of Delaware (the "Proceeding") in which an Agreed Order for Adequate Protection and Relief from the Automatic Stay (Fannie Mae) has been entered on May 12, 2003 (the “Order”).

      J.        Pursuant to the Order, Borrower is to execute a Deed in Lieu of Foreclosure with respect to the Property prepared and presented to Borrower by Lender, and in connection therewith, Key Principal is authorized and empowered to enter into and perform this Agreement.

      K.        Simultaneously with the execution of this Agreement, Borrower and Key Principal have deposited into escrow with Chicago Title Insurance Company (the "Escrow Agent"), the following executed documents in favor of Lender's designee, Blue Valley Apartments, Inc., a Florida corporation (the "Designee"), or Lender (collectively, the "Borrower Closing Documents"):

(i)      A Deed for the real property comprising the Property (the “Real Property”) executed by Borrower to the Designee.

(ii)      Non-Foreign Affidavit (Section 1445 IRC).

(iii)      Bill of Sale.

(iv)      Assignment of Leases, Rents and Profits, Warranties, Permits and Plans, and Interest in Intangibles and Intellectual Property (two counterparts).
(v)      Loan Assumption Agreement (three counterparts)

       L.      Simultaneously with the execution of this Agreement, the Designee has deposited into escrow with the Escrow Agent two counterparts of an Assignment of Leases, Rents and Profits, Contracts, Permits and Plans, and Interest in Intangibles and Intellectual Property and three counterparts of a Loan Assumption Agreement (the "Lender Closing Documents").

      M.     The Lender Closing Documents and the Borrower Closing Documents are referred to collectively herein as the "Closing Documents."

      n.     The Borrower Closing Documents convey absolute title to the Property to the Designee.

      NOW, THEREFORE, the parties agree as follows:

      1.      Affirmation of Recitals; Defined Terms. The recitals set forth above are true and correct and are incorporated herein by this reference. Capitalized terms used in this Agreement and not defined herein are defined in the Loan Documents.

      2.      Acknowledgement of Indebtedness. As of the date of this Agreement, Borrower acknowledges and agrees that the outstanding principal balance of the Loan is $2,387,932.33. Borrower further acknowledges that the foregoing does not take into account any other amounts, charges or other sums other than the principal balance (including without limitation, interest, default interest, late charges, Imposition Deposit shortages, attorneys' fees and expenses and other amounts) that may be payable pursuant to the Loan Documents.

      3.     Agreement to Convey Property. As more particularly described in and pursuant to the Closing Documents, on the Delivery Date, (i) Borrower shall convey to the Designee all of Borrower's right, title and interest in and to the Real Property, the personal property and the intangibles and intellectual property free and clear of liens, title exceptions, claims or encumbrances arising by, through or under Borrower or Key Principal, other than (1) those items identified in the Schedule of Permitted Encumbrances attached hereto (the “Permitted Encumbrances”) and (2) the liens and interests created or perfected by the Loan Documents and (ii) in partial satisfaction of the Indebtedness as contemplated by the Uniform Commercial Code, Key Principal shall convey to the Designee all of Key Principal's right, title and interest in the personal property and all intangibles and intellectual property securing the Loan, free and clear of liens, claims or encumbrances arising by, through or under Borrower or Key Principal, other than (1) Permitted Encumbrances and (2) the liens and interests created or perfected by the Loan Documents. The conveyance of the Property by Borrower and Key Principal shall constitute an absolute, unconditional and irrevocable conveyance of the Property, and every part thereof and interest therein, to the Designee by which Borrower and Key Principal completely divest themselves of any and all right, title or interest, both legal and equitable, in and to the Property, including, but not limited to, any right of redemption or other right of any nature whatsoever to reacquire the Property, or any part thereof, or to set aside the conveyance thereof. Borrower and Key Principal further acknowledge and agree that after delivery of the Closing Documents to the Designee, Borrower and Key Principal will have no interest in any income, rentals, profits or other sums derived from or attributable to the Property, and that all such income, rentals, profits or other sums which come into the possession of Borrower, Key Principal, Lender or the Designee shall be the sole and exclusive property of the Designee, subject, however, to Lender's rights under the Loan Documents and subject to the reconciliations contemplated by the Letter Agreement of even date among Borrower, Key Principal, Lender, the Designee and the Designee's property manager (the "Letter Agreement"). Without in any way limiting the generality of the foregoing, Borrower and Key Principal acknowledge that the conveyance of the Property to Designee is not intended to, and shall not constitute, a deed of trust, mortgage, trust conveyance or other security agreement of any kind or nature whatsoever nor were the Closing Documents given as security, and, upon delivery to the Designee, the Closing Documents will not be subject to conditions of any kind; provided, however, that neither Lender nor the Designee is assuming any of the obligations, liabilities or indebtedness of the Property, Borrower, or Key Principal except as specifically provided for herein and in the Closing Documents.

      4.      Non-Merger of Estates. It is expressly understood and agreed by Borrower, Key Principal, Lender and the Designee that all of the liens and security interests in the Property created and evidenced by the Loan Documents, and all of Lender's rights and remedies with respect thereto, including, but not limited to, the remedy of judicial or non-judicial foreclosure, and the equitable estate of Lender in the Property shall not merge with the legal estate and title in the Property to be conveyed by Borrower and Key Principal to the Designee pursuant to the Closing Documents. To the contrary, Lender's liens and security interests under the Loan Documents and the beneficial estate of Lender in the Property shall be and remain separate and distinct from the legal estate and title in the Property to be acquired by the Designee from Borrower and Key Principal pursuant to the Closing Documents. The liens and the Loan Documents shall not be released or relinquished and are preserved and shall continue in full force and effect to protect Lender against any intervening lien, interest or title, or for other purposes of security. Further, the priority of the liens of the Loan Documents is not intended to be altered hereby, and nothing herein or in any document or instrument executed in connection herewith shall be construed to subordinate the priority of the liens of the Loan Documents to any other liens, encumbrances or interests whatsoever. The liens under the Loan Documents shall not merge with the fee or leasehold title to the Property unless and until Lender elects to do so in its sole and absolute discretion by separate document recorded hereafter or, if Lender so elects, by foreclosure of the Loan Documents. The parties agree that neither Lender nor the Designee shall be deemed a mortgagee in possession, or be deemed in control of or a partner or joint venturer of Borrower or Key Principal by virtue of this Agreement or the dealings of the parties, and neither Borrower nor Key Principal shall hold themselves out as such or make claim against Lender or the Designee by virtue of any of the foregoing.

      5.      Escrow Period Covenants.

a.     By Borrower. During the Escrow Period (as that term is defined below), Borrower:

(i)     shall keep the collateral for the Loan free of all liens, claims, title exceptions and encumbrances, other than (i) Permitted Encumbrances, and (ii) the liens and interests arising under the Loan Documents;

(ii)     shall execute and deliver or otherwise provide any documents or instruments relating to this Agreement or the Loan as Lender may reasonably request, including, without limitation, any assignments or other documents of conveyance, releases or discharges necessary to put title or possession of the Property in the Designee in the condition contemplated by this Agreement and the Closing Documents and any affidavits or certifications requested by Lender updating and confirming (i) any of the representations, warranties or statements made, or (ii) the performance of any of the obligations or agreements undertaken, by Borrower;

(iii)     shall permit Lender (and Lender's employees, agents, attorneys and accountants), at such times as Lender may request, to review and inspect the Property and all books and records regarding the Property and its operation;

(iv)     shall manage and operate, and shall cause Key Principal to manage and operate, the Property in the ordinary course of business;

(v)     shall use, and shall cause Key Principal to use, its best efforts to assist in the transfer to the Designee of, or obtaining by the Designee of, each of the licenses, permits and certificates necessary for operation of the Property, which assistance shall include, without limitation, providing any information or documents necessary to obtain the proper consents and approvals from applicable governmental authorities;

(vi)     shall promptly deliver, and shall cause Key Principal to promptly deliver, to Lender copies of any notices or communications received by Borrower or Key Principal regarding any claims, liens, encumbrances, assessments or levies claimed against any of the Property;

(( (vii)     shall use its best efforts to arrange to have all utility and public service meters read as of the Delivery Date (hereinafter defined);

(viii)     (viii)on the Delivery Date, shall arrange for the removal of its name as the owner of the Property on the records of the appropriate utility and public service companies, and shall assist and cooperate with the Designee in arranging for the commencement of service to the Designee on such date; and

(ix)     shall provide such certifications or assurances as may be reasonably required by the title insurance companies for (A) the Designee to obtain Owner's title insurance coverage (in the amount of the current value of the Property) satisfactory to Lender or the Designee and (B) Lender to obtain Mortgagee's title insurance coverage (in the amount of the Indebtedness) satisfactory to Lender, in each case with deletion of any exceptions for liens for services, labor or materials provided to the Property.

       6.      Representations and Warranties.

a.      By Borrower. Borrower represents and warrants the following to Lender and the Designee, both as of the date of this Agreement and as of the Delivery Date:

(i)      Borrower owns title to the Property, free and clear of liens, title exceptions, claims or encumbrances arising by, through or under Borrower or Key Principal, other than (i) Permitted Encumbrances, and (ii) the liens and interests created or perfected by the Loan Documents. To Borrower's knowledge, there is no basis upon which a lien, title exception, claim or encumbrance arising by, through or under Borrower or Key Principal could be justifiably asserted against any of the Property at any time in the future.

(ii)     All representations, information and statements made, provided, or delivered to Lender by the officers, directors or management personnel of Borrower or Key Principal are complete and accurate in all material respects and are not misleading (by inclusion or omission) in any material respect.

(iii)     Effective as of the Closing Date, or the earliest permissible date thereafter pursuant to the terms thereof, Borrower and Key Principal will terminate each contract or agreement, whether written or oral, relating to the Property or any part thereof which is not being assumed by the Designee pursuant to the Closing Documents and shall remain solely responsible for any liabilities arising thereunder. Borrower has previously made available to Lender, the Designee, or the Designee's property manager complete copies of each material contract or agreement relating to the Property.

(iv)     Except as set forth in the Schedule of Pending Litigation attached hereto, the Property is not subject to any litigation, suit, action, investigation, grievance, arbitration proceeding, or controversy or claim before any court, administrative agency or other governmental authority, and neither Borrower nor Key Principal is in violation of or in default with respect to any judgment, order, award, writ, injunction, or decree of any court or any material law, ordinance, rule, regulation or decree of any administrative agency or governmental authority relating to or affecting the Property.

(v)     Borrower has all requisite power and authority to execute this Agreement and the Closing Documents. The execution and delivery of this Agreement by Borrower and all agreements provided for herein, and the consummation of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Borrower is a party will constitute the valid and legally binding obligations of Borrower.

(vi)     The execution, delivery and performance by Borrower of this Agreement and the agreements provided for herein, and the consummation by Borrower of the transactions contemplated hereby and thereby, will not, with or without the giving of notice, or the passage of time, or both, (i) violate the provisions of any law, rule or regulation applicable to Borrower; (ii) violate the provisions of the Articles of Incorporation or Bylaws of Borrower; (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Borrower; or (iv) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause the creation of any lien upon the Property or assets of Borrower pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which Borrower is a party or by which Borrower or its assets are or may be bound.

(vii)     Neither Borrower nor Key Principal has received notice of any violations of any governmental regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials at or from the Property.

(viii)     Borrower has no unsatisfied judgments against it and no voluntary or involuntary proceedings in bankruptcy have been filed by or against Borrower.

(ix)     As of the date of the revenue journal attached to the Assignment of Leases, Rents and Profits, Warranties, Permits and Plans, and Interest in Intangibles and Intellectual Property (the "Revenue Journal"), there are no residents or occupants of the Property, other than the residents of the Property listed in such Revenue Journal.

(x)     The Borrower Closing Documents transfer all of the real and personal property owned by Borrower or Key Principal and used or necessary in connection with the ownership and operation of the Property.
      7.     Reinstatement. If (a) any part of the transactions contemplated by this Agreement or the Closing Documents is avoided by a judgment or order entered by a court of competent jurisdiction or otherwise rendered void, (b) Lender, the Designee or either of their successors or assigns is required to convey any part of the Property to Borrower, Key Principal, or any of their respective creditors, or (c) any sum applied to reduce the Loan is recovered by any person or entity (including, without limitation, a trustee in bankruptcy for Borrower or Key Principal) from Lender, then Borrower's obligations under the Loan Documents shall continue or be reinstated (as applicable) as if any sums or property recovered from Lender or the Designee had never been received by Lender or the Designee.

      8.     Reporting Requirements. Borrower and Key Principal each acknowledges that Lender intends to report this transaction to the Internal Revenue Service and other governmental agencies and regulatory bodies in the manner provided by law, and that Borrower and Key Principal has each had an opportunity to consult with their respective tax adviser(s) with respect to the income and other tax consequences of the transactions contemplated hereby.

      9.      Future Claims, etc. Borrower and each of its officers, directors, employees and agents, shall (a) upon request cooperate with Lender or the Designee in connection with any claim, demand, lawsuit or proceeding arising out of or in any way relating to the development, use, ownership or operation of the Property, including without limitation, providing and making available for inspection and copying any information that Lender deems useful in prosecuting or defending any such claim, demand, lawsuit or proceeding, and (b) not knowingly take or permit any act or omission to occur which would adversely affect the rights and interests of Lender or the Designee in and to the Property or under this Agreement or any of the Closing Documents, unless and to the extent that such action or omission is required by law.

      10.     Title and Lender's Policy Endorsements.

a.      On the Delivery Date, title to the Property shall be free and clear of any liens, mortgages, security interests, leases, restrictions, easements, options, claims, unrecorded agreements, or other encumbrances of any kind or nature whatsoever arising by, through or under Borrower or Key Principal, except for (i) Permitted Encumbrances, and (ii) the liens and interests arising under the Loan Documents.

b.     On the Delivery Date, Escrow Agent shall issue at Lender's sole cost and expense, such endorsements to Lender's existing Mortgagee's policy as Lender considers appropriate, including, but not limited to, a non-merger and continuation of mortgage endorsements in favor of Lender.

      11.     The Delivery Date.
a.     Subject to the terms of Section 12 below, the Borrower Closing Documents shall be unconditionally and absolutely delivered by the Escrow Agent to the Designee (and recorded, as instructed by Lender), and the Lender Closing Documents shall be delivered to Borrower, immediately upon Escrow Agent's receipt of written notice (a "Delivery Notice") from Lender instructing the Escrow Agent to deliver or record the Borrower Closing Documents (as set forth in the Delivery Notice) to, or for the benefit of, the Designee; provided, in each case, that the Designee, or its agent, is prepared to assume management of the Property in accordance with applicable regulatory requirements. For purposes of this Agreement and the Closing Documents, each of the Borrower Closing Documents shall be deemed to be delivered to the Designee upon the Escrow Agent's receipt of the Delivery Notice or a Default Notice, as that term is defined below. The date that the Escrow Agent receives (A) a Delivery Notice, or (B) if earlier, a Default Notice, is referred to herein as the "Delivery Date." The "Escrow Period" is the period beginning on the date of this Agreement and ending on the earlier to occur of (a) the Delivery Date, or (b) 5:00 p.m., August 15, 2003.

b.      In the event the Escrow Agent has not received a Delivery Notice or a Default Notice before 5:00 p.m., August 15, 2003, all of the Borrower Closing Documents shall be returned to Borrower and the Lender Closing Documents shall be returned to Lender. The return of the Borrower Closing Documents to Borrower will not affect or impair Borrower's obligations or Lender's rights under the Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, Lender shall have the unilateral right to terminate this Agreement and instruct the Escrow Agent to return all of the Borrower Closing Documents to Borrower and the Lender Closing Documents to Lender by written notice delivered to the Escrow Agent any time after the date of this Agreement.

c.      The Borrower grants to Lender the unilateral right to amend or substitute any of the legal descriptions attached to any of the Closing Documents if any title searches or surveys obtained by Lender or the Designee disclose (i) any errors in the existing legal descriptions, or (ii) that the existing legal descriptions fail to include all of the real property constituting the Property. Further, the Borrower and Key Principal each authorizes Lender or the Designee to complete any items of information (including, without limitation, the effective date of the delivery of the Borrower Closing Documents) missing from the Borrower Closing Documents.

d.      On the Delivery Date, Borrower and Key Principal shall deliver to Lender and the Designee such additional documents and instruments as may be necessary to consummate the transactions contemplated herein, including, but not limited to, any affidavits required by the Title Company for purposes of insuring the Designee's ownership interest in the Property or Lender's interest in the Property and specifically including affidavits regarding the absence of mechanics' liens, absence of parties in possession of the Property (except residents or occupants of the Property listed in the Revenue Journal), absence of unrecorded easements, payment of taxes and any other additional items which may be required by the Title Company in connection with this transaction..

       12.     Default. Borrower shall be in default under this Agreement immediately upon the occurrence of any of the following events (each, an "Event of Default"):

a.      Any failure by Borrower or Key Principal to perform, on the day such performance was due, any obligation under this Agreement.

b.      The discovery by Lender of any material inaccuracy in any of the information, representations or warranties made or provided by, or on behalf of, Borrower or Key Principal.

c.      Any failure by Key Principal to perform, on the day such performance was due, any obligation under any Cash Collateral Order entered in the Proceeding for the benefit of Lender.
      13.      Remedies for Default. Upon the occurrence of an Event of Default, Lender, in addition to and without waiving any other right or remedy available at law or in equity, shall have the right, in its sole discretion and without notice, to exercise one or more of the following remedies:  (i) by providing written notice thereof to the Escrow Agent (a "Default Notice"), immediately terminate the Escrow Period, and require the Escrow Agent to deliver immediately the Borrower Closing Documents to the Designee and the Lender Closing Documents to Borrower, (ii) require the Escrow Agent to return the Borrower Closing Documents to Borrower and the Lender Closing Documents to Lender, (iii) proceed to exercise all of its rights and remedies under the Loan Documents, this Agreement, and at law and in equity, or (iv) cure such defaults and add the cost of such cure to the balance of the Loan.

      14.     Default Under Loan Documents. If Lender discovers any fact or circumstance (other than facts or circumstances about which Lender has actual knowledge on the date of this Agreement) that would constitute a default under any of the Loan Documents and such default is not cured after the giving of any required notice and the expiration of any applicable cure period, then Lender, in addition to and without waiving any other right or remedy available at law or in equity, shall have the right, in its sole discretion and without additional notice, to exercise one or more of the following remedies:  (i) by providing a Default Notice, immediately terminate the Escrow Period, and require the Escrow Agent to deliver immediately the Borrower Closing Documents to the Designee and the Lender Closing Documents to Borrower, (ii) require the Escrow Agent to return the Borrower Closing Documents to Borrower and the Lender Closing Documents to Lender, (iii) proceed to exercise all of its rights and remedies under the Loan Documents and at law and in equity, or (iv) cure such defaults and add the cost of such cure to the balance of the Loan.

      15.     Memorandum of Agreement. Borrower agrees that, upon a request by Lender, Borrower will execute and record a memorandum of this Agreement, which memorandum will be in form and substance satisfactory to Lender, in its sole discretion.

      16.     Limitation on Conveyance. None of the transactions contemplated by this Agreement shall have the effect of conveying, and neither Lender nor the Designee shall be deemed to own or control, any part of the Property until actual delivery of the Closing Documents to the Designee.

      17.     Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by one of the following means: (a) hand delivery, or (b) nationally recognized overnight delivery services. Notice shall be directed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice in compliance herewith. Notice shall be considered given as of the date of the hand delivery, or one (1) calendar day after delivery to the overnight delivery service.

If to Lender:
Fannie Mae
Two Galleria Tower
13455 Noel Road, Suite 600
Dallas, Texas 75240-5003
Telephone: 972-773-7963
Telecopy: 972-773-7648 Attention: Twilla Revelle

With a copy to:
Fannie Mae
Two Galleria Tower
13455 Noel Road, Suite 600
Dallas, Texas 75240-5003
Attention: John D. Nicholson
     Legal Department
Telephone: 972-773-7492
Telecopy: 972-773-7548
If to Borrower:
ALS Kansas, Inc.
c/o Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
Attention: Kristin Ferge
Telephone: 414-918-5000
Telecopy: 414-918-5055
With a copy to:
Rogers & Hardin
229 Peachtree Street
Atlanta, Georgia 30303
Attention: Carolyn Dobbins
Telephone: 404-522-4700
Telecopy: 404-525-2224

Young, Conaway, Stargatt & Taylor
1000 West Street, 17thFloor
Wilmington, Delaware 19899
Attention: Robert S. Brady
Telephone: 302-571-6600
Telecopy: 302-571-1253

 If to Key Principal:
Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
Attention: Kristin Ferge
Telephone: 414-918-5000
Telecopy: 414-918-5055

 With a copy to:
Rogers & Hardin
229 Peachtree Street
Atlanta, Georgia 30303
Attention: Carolyn Dobbins
Telephone: 404-522-4700
Telecopy: 404-525-2224

Young, Conaway, Stargatt & Taylor
1000 West Street, 17th Floor
Wilmington, Delaware 19899
Attention: Robert S. Brady
Telephone: 302-571-6600
Telecopy: 302-571-1253

      18.        Prohibition on Assignment. This Agreement may not be assigned by Borrower or Key Principal without the prior written consent of Lender, which may be withheld for any or no reason. Any attempt to assign this Agreement without complying with the preceding sentence shall be void and without force or effect.

      19.        No Release. Nothing contained in this Agreement, the discussions or communications leading up to this Agreement or any Loan Document shall waive the acceleration of the Loan by Lender, or any right or remedy of Lender under the Loan Documents, or at law or in equity.

      20.        Survival of Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents are in full force and effect in accordance with their respective terms, remain valid and binding obligations of Borrower and have not been modified or amended, and are hereby reaffirmed and ratified by the parties. The liens, security interests and assignments created by the Loan Documents are and continue to be valid, effective, properly perfected, enforceable and, except as otherwise expressly agreed to by Lender in writing, are hereby ratified and confirmed in all respects.

      21.        Waiver of Defenses. Borrower acknowledges and agrees that the Loan Documents are the legal, valid and binding obligations of Borrower and Key Principal, enforceable against Borrower and Key Principal in accordance with their respective terms. Borrower further acknowledges and agrees that except with respect to the Letter Agreement and the Order, (a) neither Borrower nor Key Principal has defenses of any nature whatsoever to the enforcement of any or all of the Loan Documents and (b) neither Borrower nor Key Principal has claims, counterclaims or offsets against Lender or Lender's predecessor-in-interest in respect of the Loan, or which could be asserted against Lender or Lender's predecessor-in-interest by reason of any act, conduct or omission of Lender or of Lender's predecessor-in-interest, nor shall this Agreement give rise to any such defenses, claims, counterclaims or offsets. The releases, waivers and acknowledgments of Borrower in this Agreement shall survive the termination or expiration of the Escrow Period for any reason.

      22.        Acknowledgment of Default. Borrower acknowledges and agrees that (a) Borrower is in default under the Loan Documents, and such defaults are material and entitle Lender to pursue all of its remedies, including foreclosure of the Mortgage, under the Loan Documents or otherwise available at law or in equity, with all applicable grace periods and requirements of notice of default having been satisfied or waived, and (b) as a result of such defaults, and the satisfaction or waiver of all applicable grace periods and notices of default, the entire Indebtedness is due and payable in full. It is expressly understood and agreed that no waiver by, or prejudice to the rights and remedies of, Lender shall be deemed to have occurred with respect to the defaults under the Loan Documents or the Indebtedness by reason of any delay or forbearance by Lender in pursuing such rights and remedies under the Loan Documents or in entering into this Agreement, and Borrower and Key Principal agree not to raise such as a defense to any subsequent foreclosure or collection action by Lender or in any affirmative claims against Lender or the Designee.

      23.        Release of Claims by Borrower and Key Principal.

a.     By Borrower. Effective as of the Key Principal Release Effective Date (hereinafter defined), Borrower, for itself and on behalf of its agents, employees, representatives, affiliates, predecessors-in-interest, successors, and assigns (such persons and entities other than Borrower are referred to collectively as the "Other Borrower Party Releasors"), does hereby release, discharge and acquit Lender, and its officers, directors, shareholders, agents, employees, servicers, and affiliates, and their respective successors, heirs and assigns (collectively, the "Released Parties"), of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, causes of action, promises, damages, costs, losses and expenses of every kind, nature, description or character, and irrespective of how, why, or by reason of what facts, which could or may be claimed to exist, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively, the "Claims"), which in any way arise out of, are connected with or relate to any or all of the following: (a) the Loan or the servicing or administration of the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the servicing or administration thereof; (b) any or all of the transactions which are the subject of or contemplated by any or all of the Loan Documents (it being agreed that although the Loan is cross-defaulted and cross-collateralized with other loans encumbering the other Borrower Projects (as defined in the Mortgage), the foregoing shall not be deemed to apply to those other loan transactions even though the term "Loan Documents" may include documents related to such other loans); (c) the Property; (d) this Agreement or enforcement of this Agreement; or (e) any fact, matter or transaction existing or occurring as of or prior to the Key Principal Release Effective Date and relating to the Loan, including the Letter Agreement or the Order provided, however, that the foregoing release shall not apply to the payment obligations, if any, of the Released Parties remaining under the Letter Agreement or the Order after the Key Principal Release Effective Date. Upon payment of all amounts due by all parties having payment obligations under the Letter Agreement or the Order after the Key Principal Release Effective Date, Borrower shall provide a substantially similar release with respect to such obligations. As to all matters being released by Borrower and the Other Borrower Party Releasors pursuant to the provisions hereof, Borrower for itself and on behalf of the Other Borrower Party Releasors, expressly acknowledges that the Release of Claims set forth in this Section 23(a) applies to all Claims whether or not known to Borrower or suspected by Borrower to exist. Borrower, for itself and on behalf of all Other Borrower Party Releasors, warrants and represents to Lender that neither Borrower nor any or all of the Other Borrower Party Releasors have sold, assigned, transferred, conveyed or otherwise disposed of any Claims which are the subject of this Section 23(a). Borrower, for itself, and on behalf of all Other Borrower Party

Releasors, acknowledges and agrees that the facts with respect to which the release of Claims contained in this Section 23(a) is executed may hereafter be found to be different from the facts now believed by Borrower to be true, and Borrower, for itself and on behalf of all Other Borrower Party Releasors, expressly accepts and assumes the risks of such possible differences and agrees that the release of Claims contained in this Section 23(a) shall be and remain effective notwithstanding such differences in facts. As used in this Section 23, "Key Principal Release Effective Date" means fifteen (15) days after Key Principal's delivery of the "Final Reconciliation" (as defined in the Letter Agreement).

b.     By Key Principal. Effective as of the Key Principal Release Effective Date, Key Principal, for itself and on behalf of its agents, employees, representatives, affiliates, predecessors-in-interest, successors, and assigns (such persons and entities other than Key Principal are referred to collectively as the "Other Key Principal Releasors"), does hereby release, discharge and acquit the Lender, and its officers, directors, agents, representatives, and loan servicers (collectively, the "Lender Released Parties"), of and from any and all Claims, which in any way arise out of, are connected with or relate to any or all of the following: (a) the Loan or the servicing or administration of the Loan, as well as any action or inaction of the Lender Released Parties or any of them with respect to the Loan or the servicing or administration thereof; (b) any or all of the transactions which are the subject of or contemplated by any or all of the Loan Documents (it being agreed that although the Loan is cross-defaulted and cross-collateralized with other loans encumbering the other Borrower Projects, the foregoing shall not be deemed to apply to those other loan transactions even though the term "Loan Documents" may include documents related to such other loans); (c) the Property; (d) this Agreement or enforcement of this Agreement; or (e) any fact, matter or transaction existing or occurring as of or prior to the Key Principal Release Effective Date and relating to the Loan, including the Letter Agreement or the Order provided, however, that the foregoing release shall not apply to the payment obligations, if any, of the Lender Released Parties remaining under the Letter Agreement or the Order after the Key Principal Release Effective Date. Upon payment of all amounts due by all parties having payment obligations under the Letter Agreement or the Order after the Key Principal Release Effective Date, Key Principal shall provide a substantially similar release with respect to such obligations. As to all matters being released by Key Principal and the Other Key Principal Party Releasors pursuant to the provisions hereof, Key Principal for itself and on behalf of the Other Key Principal Party Releasors, expressly acknowledges that the Release of Claims set forth in this Section 23(b) applies to all Claims whether or not known to Key Principal or suspected by Key Principal to exist. Key Principal, for itself and on behalf of all Other Key Principal Party Releasors, warrants and represents to Lender that neither Key Principal nor any or all of the Other Key Principal Party Releasors have sold, assigned, transferred, conveyed or otherwise disposed of any Claims which are the subject of this Section 23(b). Key Principal, for itself, and on behalf of all Other Key Principal Party Releasors, acknowledges and agrees that the facts with respect to which the release of Claims contained in this Section 23(b) is executed may hereafter be found to be different from the facts now believed by Key Principal to be true, and Key Principal, for itself and on behalf of all Other Key Principal Party Releasors, expressly accepts and assumes the risks of such possible differences and agrees that the release of Claims contained in this Section 23(b) shall be and remain effective notwithstanding such differences in facts.

      c.     By Lender. Effective as of the Key Principal Release Effective Date, Lender, for itself and the other Lender Released Parties (such persons and entities other than Lender are referred to collectively as the "Other Lender Releasors"), does hereby release, discharge and acquit Key Principal and Key Principal's officers, directors, agents, representatives, and loan servicers (the "Key Principal Released Parties") and Borrower, and each of its officers, directors, shareholders, agents, employees, servicers, and affiliates, and their respective successors, heirs and assigns (collectively, the "Borrower Released Parties"), of and from any and all Claims, which in any way arise out of, are connected with or relate to any or all of the following: (a) the Loan or the servicing or administration of the Loan, as well as any action or inaction of the Key Principal Released Parties or the Borrower Released Parties or any of them with respect to the Loan or the servicing or administration thereof; (b) any or all of the transactions which are the subject of or contemplated by any or all of the Loan Documents (it being agreed that although the Loan is cross-defaulted and cross-collateralized with other loans encumbering the other Borrower Projects, the foregoing shall not be deemed to apply to those other loan transactions even though the term "Loan Documents" may include documents related to such other loans); (c) the Property; (d) this Agreement or enforcement of this Agreement; or (e) any fact, matter or transaction existing or occurring as of or prior to the Key Principal Release Effective Date and relating to the Loan, including the Letter Agreement or the Order; provided, however, that the foregoing release shall not apply to the payment obligations, if any, of the Key Principal Released Parties or the Borrower Released Parties remaining under the Letter Agreement or the Order after the Key Principal Release Effective Date. Upon payment of all amounts due by all parties having payment obligations under the Letter Agreement or the Order after the Key Principal Release Effective Date, Lender shall provide a substantially similar release with respect to such obligations. As to all matters being released by Lender and the Other Lender Releasors pursuant to the provisions hereof, Lender for itself and on behalf of the Other Lender Releasors, expressly acknowledges that the Release of Claims set forth in this Section 23(c) applies to all Claims whether or not known to Lender or suspected by Lender to exist. Lender, for itself and on behalf of all Other Lender Releasors, warrants and represents to Borrower and Key Principal that neither Lender nor any or all of the Other Lender Releasors have sold, assigned, transferred, conveyed or otherwise disposed of any Claims which are the subject of this Section 23(c). Lender, for itself, and on behalf of all Other Lender Releasors, acknowledges and agrees that the facts with respect to which the release of Claims contained in this Section 23(c) is executed may hereafter be found to be different from the facts now believed by Lender to be true, and Lender, for itself and on behalf of all Other Lender Releasors, expressly accepts and assumes the risks of such possible differences and agrees that the release of Claims contained in this Section 23(c) shall be and remain effective notwithstanding such differences in facts. Notwithstanding the foregoing, in no event shall this release constitute a release or other satisfaction of the Loan or a release of or compromise with respect to any collateral securing the Loan or any of Lender's rights with respect to the Loan except for such rights as Lender may have against the Borrower Released Parties and the Key Principal Released Parties.

      24.     No Admission of Liability. Nothing contained in this Agreement, including the terms of Section 23 above, constitutes or shall be construed as an admission by Lender of any liability whatsoever.

      25.     No Waiver. No waiver by Lender of any of its rights or remedies in connection with the Loan shall be effective unless such waiver is in writing and signed by Lender. Without limiting the generality of the preceding sentence, nothing contained in this Agreement nor any delay or omission by Lender in exercising or enforcing any of its rights and remedies in connection with the Loan constitutes or shall be construed as a waiver by Lender of (a) any breach or default by Borrower under any of the Loan Documents; (b) any of Lender's rights or remedies in connection with the Loan; or (c) any of the provisions of the Loan Documents.

      26.        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state in which the Property is located applicable to contracts to be performed entirely within such state.

      27.        No Third Party Beneficiaries; Successors and Assigns. Except with respect to the rights and benefits granted to the Designee under this Agreement and the Closing Documents, nothing in this Agreement is intended to or shall confer any rights or remedies upon any person, other than the parties hereto and, subject to any restrictions on assignment contained in this Agreement and the other Loan Documents, their respective successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      28.        Relationship of Parties. Nothing contained in this Agreement or the other Loan Documents constitutes or shall be construed as the formation of a partnership, joint venture, tenancy-in-common, or any other form of co-ownership between Lender and Borrower, Key Principal, or any other person, or the creation of any confidential or fiduciary relationship of any kind between Lender and Borrower, Key Principal, or any other person. Lender shall not be deemed to be a partner, joint venturer, cotenant, trustee, or fiduciary with respect to Borrower, Key Principal, or any other person as a result of this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower and Key Principal each acknowledges and agrees that Lender has at all times acted and shall at all times continue to be acting only as a lender to Borrower within the normal and usual scope of activities of a lender.

      29.        Fees. Borrower acknowledges and agrees that the Indebtedness shall include all actual out-of-pocket costs, charges and expenses paid or incurred by Lender in connection with (a) the preparation of this Agreement and the other documents and transactions contemplated by this Agreement, including attorneys' fees and costs, and (b) any inspections, investigations and other due diligence conducted by Lender with respect to the Property or the operations thereof during the Escrow Period. Nothing in this Agreement shall diminish or otherwise limit any obligation Borrower may have under the Loan Documents with respect to payment of Lender's costs and expenses, or prevent Lender from requiring Borrower to pay all such costs and expenses in accordance with the terms of the Loan Documents. Borrower and Key Principal further acknowledge and agree that the Indebtedness shall include all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (i) the administration of this Agreement, (ii) the exercise or enforcement of any of the rights of Lender hereunder, or (iii) the failure by Borrower or Key Principal to perform or observe any of the provisions hereof; provided, however, such reasonable expenses will not have priority under 11 U.S.C. Section 507(a)(1) in the Proceeding. Without limiting the generality of the foregoing, such costs and expenses shall include all attorneys' fees and costs incurred by Lender in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Borrower which in any way affects Lender's exercise of its rights and remedies under any or all of the Loan Documents.

      30.        Borrower and Key Principal Cooperation. During the Escrow Period, and thereafter if the Closing Documents are delivered to the Designee, Borrower and Key Principal shall each use its best efforts to ensure an orderly transition of the Property, so as not to affect adversely its continued operation.

      31.        Consideration. Borrower and Key Principal each acknowledges and agrees that, in any event, the aggregate fair market value of the Property is substantially less than the outstanding balance under the Loan. Further, Borrower and Key Principal each acknowledges and agrees that it is entering into this Agreement to, among other reasons, avoid further operating losses with respect to the Property, and that such avoidance, and Lender's promises contained herein, constitute good and sufficient reasons and consideration for Borrower's and Key Principal's agreements herein.

      32.        Non-Recourse. Borrower's and Key Principal's obligations hereunder shall be subject to the non-recourse provisions of the Loan Documents

      33.        Descriptive Headings; Interpretation. The headings to sections of this Agreement are for convenient reference only, do not in any way limit or amplify the terms of this Agreement, and shall not be used in interpreting this Agreement. For purposes of this Agreement: (a) the term "including" shall be deemed to mean "including, without limitation,"; (b) the term "Loan Documents" shall be deemed to include, without limitation, this Agreement; (c) the term "person" means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or association, or trustee; and (d) whenever the context of this Agreement reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. This Agreement has been prepared and drafted through a joint effort of the parties and, therefore, shall not be construed against any of the parties as the person who prepared or drafted this Agreement.

      34.        Entire Agreement. This Agreement, the documents to be delivered pursuant to this Agreement, the other Loan Documents, the Order and the Letter Agreement contain the entire agreement and understanding between the parties concerning the matters covered by this Agreement and the other Loan Documents, and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by Lender, Borrower or Key Principal concerning the matters covered by this Agreement and the other Loan Documents.

     35.        Time of the Essence. Time is of the essence of each provision of this Agreement.

      36.        Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

      37.        Press Communications. Neither Borrower, Key Principal, nor Lender shall issue releases, or otherwise disclose the contents of this Agreement or any of the other Loan Documents or the Closing Documents, to any news organizations, media or. publishers without first obtaining the written consent of the other party. Notwithstanding the foregoing, all parties may make such disclosures as are required by applicable securities laws, rules and regulations or pursuant to the Proceeding.

      38.        Counterparts. This Agreement may be executed in any number of counterparts so long as each signatory hereto executes at least one such counterpart. Each such counterpart shall constitute one original, but all such counterparts taken together shall constitute one and the same instrument. Any counterpart may be executed by facsimile copy.

      39.        WAIVER OF RIGHT TO JURY TRIAL. BORROWER IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY MIND ARISING OUT OF OR IN ANY WAY RELATING TO THE LOAN, ANY OF THE LOAN DOCUMENTS, THE PROPERTY AND ANY OTHER REAL AND PERSONAL PROPERTY COLLATERAL SECURING THE LOAN, OR ANY OF THE TRANSACTIONS WHICH ARE CONTEMPLATED BY THE LOAN DOCUMENTS OR THIS AGREEMENT. THE JURY TRIAL WAIVER CONTAINED IN THIS SECTION IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. THE WAIVER CONTAINED IN THIS SECTION SHALL APPLY TO ALL SUBSEQUENT EXTENSIONS, RENEWALS, MODIFICATIONS AND REPLACEMENTS OF ANY OR ALL OF THE LOAN DOCUMENTS. THIS AGREEMENT MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS BORROWER'S WRITTEN CONSENT TO THE WAIVER OF A JURY TRIAL. BORROWER AND KEY PRINCIPAL HAVE INITIALED THIS SECTION BELOW TO INDICATE THEIR AGREEMENT WITH THE JURY TRIAL WAIVER AND OTHER TERMS CONTAINED IN THIS SECTION.
BORROWER'S INITIALS: ________

      40.        REVIEW BY BORROWER AND KEY PRINCIPAL WITH INDEPENDENT COUNSEL. BORROWER AND KEY PRINCIPAL EACH ACKNOWLEDGES AND AGREES THAT: (A) BORROWER AND KEY PRINCIPAL EACH HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THIS AGREEMENT; (B) EACH HAS EXECUTED THIS AGREEMENT FREELY, VOLUNTARILY AND OF ITS OWN INITIATIVE, AFTER HAVING CONSULTED WITH ITS INDEPENDENT LEGAL COUNSEL AND AFTER HAVING HAD ALL OF THE TERMS OF THIS AGREEMENT EXPLAINED BY ITS INDEPENDENT LEGAL COUNSEL; (C) THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT HAVE BEEN INTENTIONALLY, INTELLIGENTLY, KNOWINGLY AND

VOLUNTARILY AGREED TO; (D) THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT HAVE BEEN AGREED TO WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, INCLUDING FULL KNOWLEDGE OF THE SPECIFIC NATURE OF ANY RIGHTS OR DEFENSES WHICH EACH HAS AGREED TO WAIVE OR RELEASE PURSUANT TO THIS AGREEMENT; (E) EACH HAS HAD A FULL AND ADEQUATE OPPORTUNITY TO NEGOTIATE THE TERMS CONTAINED IN THIS AGREEMENT AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT THE RESULT OF FRAUD, DURESS OR UNDUE INFLUENCE; (F) EACH IS EXPERIENCED IN AND FAMILIAR WITH TRANSACTIONS OF THE TYPE EVIDENCED BY THIS AGREEMENT; AND (G) THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT ARE MATERIAL INDUCEMENTS TO LENDER'S. EXECUTION OF THIS AGREEMENT, AND LENDER HAS RELIED ON SUCH WAIVERS AND RELEASES IN ENTERING INTO THIS AGREEMENT AND WILL CONTINUE TO RELY ON SUCH WAIVERS AND RELEASES IN ANY RELATED FUTURE DEALINGS WITH BORROWER AND KEY PRINCIPAL.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on page 1.
ALS, KANSAS, INC., a Delaware corporation

By: /s/ Mark W. Ohlendorf
Name: Mark W. Ohlendorf
Its: President

ALTERRA HEALTHCARE CORPORATION, a
Delaware corporation

By: /s/ Mark W. Ohlendorf
Name: Mark W. Ohlendorf
Its: President

FANNIE MAE, a corporation organized and existing
under the laws of the United States of America

By: /s/ Larry LaGrone
Name: Larry LaGrone
Its: Vice President